EXHIBIT 10.13

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

WARRANT TO PURCHASE

SERIES D CONVERTIBLE PREFERRED STOCK

OF

ODYSSEY MARINE EXPLORATION, INC.

Warrant Number: D2-012407-01	Void After May 15, 2007

THIS WARRANT is issued to LBPB NOMINEES LTD., FOR THE BENEFIT OF GLG NORTH AMERICAN OPPORTUNITY FUND, (the “Holder”), by ODYSSEY MARINE EXPLORATION, INC., a Nevada corporation (the “Company”), on January 24, 2007 (the “Warrant Issue Date”). This Warrant is issued pursuant to the Series D Convertible Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”) between the Holder and the Company.

Section 1. Purchase of Series D Shares.

(a) Number of Series D Shares. Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to 1,000,000 fully paid and nonassessable shares of Series D Convertible Preferred Stock, par value $0.0001 per share, of the Company.

(b) Exercise Price. The exercise price for the shares of Series D Convertible Preferred Stock issuable pursuant to this Section 1 (the “Series D Shares”) shall be $3.50 per share (the “Exercise Price”). The Series D Shares and the Exercise Price shall be subject to adjustment pursuant to Section 5 hereof.

Section 2. Exercise Period. This Warrant shall become exercisable, in whole or in part (but not for an amount less than 25% of the number of Series D Shares for which this Warrant is initially exercisable), commencing on the Warrant Issue Date and ending at 5:00 p.m. (Eastern Time) on May 15, 2007 (the “Expiration Date”); provided, however, that in the event of (a) the closing of the Company’s sale or transfer of all or substantially all of its assets, or (b) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company’s capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, the Company shall notify the Holder at least fifteen (15) days prior to the consummation of such event or transaction.

Section 3. Method of Exercise.

(a) Mechanics of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby by (i) delivery of a written notice, in the form attached hereto as Appendix A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Series D Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Series D Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Series D Shares.

(b) As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within three (3) business days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of Series D Shares to which such Holder shall be entitled, and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Series D Shares equal to the number of such Series D Shares described in this Warrant minus the number of such Series D Shares purchased by the Holder upon all exercises made in accordance with Section 3(a) above.

Section 4. Issuance of Series D Shares. The Company covenants that the Series D Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

Section 5. Adjustment of Exercise Price and Number of Series D Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Series D Convertible Preferred Stock, by split-up or otherwise, or combine its Series D Convertible Preferred Stock, or issue additional shares of its Series D Convertible Preferred Stock as a dividend with respect to any shares of its Series D Convertible Preferred Stock, the number of Series D Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per Series D Share, but the aggregate purchase price payable for the total number of Series D Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 5(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 5(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number and type of securities as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

Section 6. Fundamental Transactions.

(d) In the event of a Fundamental Transaction (as defined below) other than one in which the Successor Entity (as defined below) is a Public Successor Entity (as defined below) that assumes this Warrant such that this Warrant shall be exercisable for the publicly traded common stock of such Public Successor Entity, at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) business days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the value of the remaining unexercised portion of this Warrant on the date of such consummation, which value shall be determined by use of the Black Scholes Option Pricing Model using a volatility equal to the 100-day average historical price volatility prior to the date of the public announcement of such Fundamental Transaction.

(e) For the purpose of this Section 6:

(i) “Eligible Market” means The NASDAQ Global Market, The New York Stock Exchange, Inc., The NASDAQ Global Select Market, The NASDAQ Capital Market, or the American Stock Exchange.

(ii) “Fundamental Transaction” means that the (A) Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme or arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock, or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Common Stock of the Company.

(iii) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(iv) “Public Successor Entity” means a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market.

(v) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

Section 7. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

Section 8. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Series D Shares, including (without limitation) the right to vote such Series D Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as set forth in the Purchase Agreement , such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 7 shall limit the right of the Holder to be provided any notices required under this Warrant.

Section 9. Registration. The Series D Shares issuable upon exercise of this Warrant are subject to certain registration rights set forth in the Purchase Agreement.

Section 10. Transfers of Warrant. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company; provided, however, that this Warrant and the rights hereunder are transferable in whole or in part by the Holder only to a person or entity that is an “accredited investor” (as such term is defined in Rule 501(a) under the Securities Act).

Section 11. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company, the Holder and their respective successors and permitted assigns.

Section 12. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

Section 13. Notices. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

Section 14. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

Section 15. Governing Law; Venue. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of Florida. All actions or proceedings, directly or indirectly, arising out of or related to this Agreement or contesting the validity or applicability of this Agreement shall be litigated exclusively in the Circuit Court in and for Hillsborough County, Florida, or the United States District Court for the Middle District of Florida, Tampa Division.

[Signatures on following page.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf, in its corporate name, by an officer thereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

By:
John C. Morris, President

By:
David A. Morris, Secretary

SCHEDULE OF OTHER PARTIES SIMILAR AGREEMENTS

Warrant Name	Warrant Number	Warrant Amount
LBPB Nominees Ltd., For The Benefit Of GLG North American Opportunity Fund	D2-D2-012207-01	1,000,000

Drawbridge Global Macro Master Fund Ltd.	D2-D2-012207-02	1,200,000

APPENDIX A

NOTICE OF EXERCISE

To: Odyssey Marine Exploration, Inc.

1. The Holder of Warrant number D2-012407-01 dated January 24, 2007, hereby elects to purchase              shares of Series D Convertible Preferred Stock by the exercise of said Warrant at an exercise price of $3.50 per share.

2. Payment of Exercise Price. The holder shall pay the Aggregate Exercise Price in the sum of $             to the Company in accordance with the terms of the Warrant.

3. The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

WARRANT HOLDER:

By:

Address:

Date:

Name in which shares should be registered: